UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 20, 2025

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 102 Midland, TX	79701
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2025, the Board of Directors of ProPetro Holding Corp. (the “Company”) approved, subject to stockholder approval, the Second Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan (the “A&R LTIP”). As further described below in Item 5.07, the Company’s stockholders approved the A&R LTIP at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2025. As a result, the A&R LTIP became effective on May 20, 2025.

The A&R LTIP increases the number of shares of common stock available for issuance thereunder by 2,470,000, from 8,050,000 to 10,520,000, subject to the share recycling and adjustment provisions of the A&R LTIP. All 10,520,000 shares will be available for issuance upon the exercise of incentive stock options. The A&R LTIP also extends the term of the plan to the tenth anniversary of the Annual Meeting. The A&R LTIP also makes certain other non-material changes to the 2020 LTIP, including updating the default treatment of performance-based awards upon an involuntary termination in connection with a change in control.

Consistent with the predecessor plan, the A&R LTIP provides for potential grants of: (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock units, (vi) awards of vested stock, (vii) dividend equivalents, (viii) other stock-based or cash awards, and (ix) substitute awards. Employees, non-employee directors, and other service providers of the Company and its affiliates are eligible to receive awards under the A&R LTIP. Consistent with the predecessor plan, the A&R LTIP provides that, subject to certain exceptions, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or awards, for such individual’s service on the Board in excess of $500,000.

The material terms of the A&R LTIP are described in more detail in the section entitled “Proposal 4: Approval of The Second Amended and Restated 2020 Long Term Incentive Plan” of the Company’s definitive proxy statement for the Annual Meeting, which was filed with the United States Securities and Exchange Commission on April 8, 2025 and is incorporated by reference herein (the “Proxy Statement”).

The foregoing description of the A&R LTIP is qualified in its entirety by reference to the A&R LTIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting, on May 20, 2025, the Company’s stockholders elected each of the Company’s nine director nominees to serve until the Company’s 2026 Annual Meeting of Stockholders. Further, the Company’s stockholders approved on an advisory basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. In addition, the Company’s stockholders approved on an advisory basis an annual advisory vote on compensation of the Company’s named executive officers. In accordance with these results and its previous recommendation, the Company’s Board of Directors determined that future advisory votes on executive compensation will be held annually until the next required advisory vote on the frequency of stockholder votes on the compensation of named executive officers, which the Company expects to hold no later than its 2031 Annual Meeting of Stockholders. The Company’s stockholders also approved the A&R LTIP and the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 – Election of nine director nominees to serve for a one-year term.

NOMINEES	FOR	WITHHOLD	BROKER NON- VOTES
Phillip A. Gobe	92,225,275	746,520	3,594,995
Samuel D. Sledge	92,333,676	638,119	3,594,995
Spencer D. Armour III	82,535,334	10,436,461	3,594,995
Mark S. Berg	82,918,485	10,053,310	3,594,995
Anthony J. Best	92,142,771	829,024	3,594,995
G. Larry Lawrence	92,510,036	461,759	3,594,995
Mary P. Ricciardello	92,464,103	507,692	3,594,995
Michele Vion	90,906,419	2,065,376	3,594,995
Alex V. Volkov	91,053,692	1,918,103	3,594,995

Proposal 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
87,939,288	4,817,021	215,487	3,594,994

Proposal 3 – Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
86,794,803	139,631	5,831,442	205,917	3,594,997

Proposal 4 – Approval of the Second Amended and Restated 2020 Long-Term Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
86,464,145	6,299,076	208,574	3,594,995

Proposal 5 – Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

FOR	AGAINST	ABSTAIN
95,766,514	595,441	204,835

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits

10.1#	Second Amended and Restated ProPetro Holding Corp. 2020 Long Term Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: May 27, 2025
	By:	/s/ John J. Mitchell
John J. Mitchell
General Counsel and Corporate Secretary

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